Exhibit 10.105

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NO. 2

TO THE LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to the Loan and Security Agreement (this “Amendment”), dated as of July 10, 2019 (the “Amendment Effective Date”), is entered into by and between Caliber Home Loans, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac, a government-sponsored enterprise, solely in its capacity as the lender hereunder (together with its successors and permitted assigns, the “Lender”).

RECITALS

A.

The Lender and the Borrower are parties to that certain Loan and Security Agreement, dated as of April 2, 2018, as amended by that certain Amendment No. 1 to the Loan and Security Agreement, dated as of March 13, 2019 (collectively, the “Existing Loan and Security Agreement”; and as amended by this Amendment, the “Loan and Security Agreement”).

B.	The Lender and the Borrower have agreed, subject to the terms and conditions of this Amendment, that the Existing Loan and Security Agreement be amended as set forth below.

Accordingly, Lender and Borrower hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Loan and Security Agreement is hereby amended as follows:

1.

Capitalized Terms; Incorporation of Recitals. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Loan and Security Agreement. The Recitals above are incorporated herein by reference as a substantive contractual part of this Amendment.

2.	Amendment to Section 1.01. Section 1.01 of the Existing Loan and Security Agreement is hereby amended by amending and restating the following definitions:

“Availability Period” means, the period from and including the Closing Date to the earliest of (i) July 10, 2022, as such date may be extended pursuant to Section 2.14, (ii) the date of termination of the Commitment pursuant to Section 2.06, and (iii) the date of termination of the Commitment of the Lender to make Loans pursuant to Section 10.02.

“Borrowing Base Deficiency” means the Outstanding Aggregate Loan Amount on any day exceeds the lesser of (i) the Borrowing Base and (ii) the Commitment Amount on such day.

“Eligible Pledged Servicing” means all Pledged Servicing with respect to Eligible Covered Mortgage Loans subject to the Acknowledgment Agreement; provided that, Eligible Pledged Servicing shall not include any (i) Surplus Proceeds, (ii) Pledged Termination Fee Rights, or (iii) Pledged Servicing that has not yet been included in the Collateral on the day before the date on which (x) the Owner refuses to accept and process any submission with respect to a transfer of servicing submitted by the Borrower to the Owner or (y) “Suspension” has occurred under, and as defined in, the Acknowledgment Agreement, for so long as such “Suspension” is in effect under the Acknowledgment Agreement.

“Maturity Date” means the earliest to occur of the following: (i) July 10, 2024, as such date may be extended pursuant to Section 2.14, (ii) the date on which the Lender declares the Loans immediately due and payable after the occurrence and during the continuance of an Event of Default or (iii) the date Loans automatically become due and payable after the occurrence of an Event of Default pursuant to Section 10.01(h).

“Minimum Liquidity Amount” means an amount equal to [***]; provided, however, that the Minimum Liquidity Amount is subject to change as provided in Section 7.22 hereof, including the possibility of reinstatement to the Original Minimum Liquidity Amount.

3.	Amendment to Section 1.01. Section 1.01 of the Existing Loan and Security Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Borrowing Base Deficiency Notice” means written notice (which notice may be sent electronically) delivered by the Lender to the Borrower setting forth the amount of the Borrowing Base Deficiency as of such day.

“Borrowing Base Shortfall Period” means any period commencing on the date a Borrowing Base Deficiency Notice is delivered to the Borrower through but not including the date on which the Borrowing Base Deficiency has been eliminated and all then outstanding Borrowing Base Deficiency Notices have been satisfied or withdrawn.

“Eligible Covered Mortgage Loans” means, at any time, (i) prior to the third (3rd) Business Day of the first full calendar month following the Closing Date, the Covered Mortgage Loans set forth on Schedule 1.01(a), and (ii) thereafter, (x) on or after the third (3rd) Business Day of any calendar month, those mortgage loans constituting Covered Mortgage Loans as of the last Business Day of the preceding calendar month and (y) prior to the third (3rd) Business Day of any calendar month, those mortgage loans constituting Covered Mortgage Loans as of the last Business Day of the next preceding calendar month, in each case, notwithstanding any subsequent addition of Covered Mortgage Loans; provided that, in each case, any Covered Mortgage Loan for which the Borrower has submitted an Intra-Servicer Portfolio Move Request to reallocate mortgage loans attributable to Pledged Seller/Servicer Numbers to any Seller/Servicer numbers of the Borrower other than

Pledged Seller/Servicer Numbers or an Agreement for Subsequent Transfer of Single-Family Servicing Contract Rights (or any other electronic based form or any online portal or submission mechanism used at the time by the Owner to accomplish a “Transfer of Servicing” (as such term is defined in the Guide), as determined by the Owner in its sole discretion) shall immediately cease to be an Eligible Covered Mortgage Loan. Solely by way of example (1) a mortgage loan that becomes a Covered Mortgage Loan on April 1 would not constitute an Eligible Covered Mortgage Loan until the third (3rd) Business Day of May, (2) Eligible Covered Mortgage Loans on the third (3rd) Business Day of April would consist only of Covered Mortgage Loans as of the last Business Day of March, and (3) Eligible Covered Mortgage Loans on April 1 would consist only of Covered Mortgage Loans as of the last Business Day of February.

“Minimum Servicing Compensation” an amount equal to [***] per annum of the aggregate unpaid principal balance of all Covered Mortgage Loans.

“Original Minimum Liquidity Amount” means an amount equal to $[***].

4.	Amendment to Section 1.01. Section 1.01 of the Existing Loan and Security Agreement is hereby amended by deleting the definition of Borrowing Base Shortfall Day.

5.	Amendment to Section 2.03(a). Section 2.03(a) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Borrower may borrow or re-borrow hereunder on any Business Day solely during the Availability Period; provided that, the Borrower shall deliver to the Lender an irrevocable Notice of Borrowing (together with the Borrowing Base Certificate required pursuant to Section 5.02(a)(ii)), which Notice of Borrowing must be received by the Lender no later than 11:00 a.m. on the Business Day before the requested Funding Date; provided further that, following any payment required pursuant to Section 2.07(c)(ii), the Borrower may not request to borrow hereunder until such time as the Borrowing Base exceeds the Outstanding Loan Amount by [***] or more of such Outstanding Loan Amount. Each borrowing of Loans hereunder shall be in an amount equal to [***] or a whole multiple of [***] in excess thereof (or, if the then available Commitment is less than [***], such lesser amount).

6.	Amendment to Section 2.07(b). Section 2.07(b) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(b) Optional Prepayments. The Borrower may, from time to time on any Business Day (each an “Optional Prepayment Date”), prepay any Loan or Loans advanced hereunder, in whole or in part. With respect to each prepayment made pursuant to this Section 2.07(b), payment of accrued interest to the date of such payment on the amount prepaid, (i) if such prepayment is a prepayment in full of all outstanding Loans, shall be made as part of such prepayment, or (ii) if such prepayment is for any amount less than all outstanding Loans, shall be made on the next Interest Payment Date in accordance with Section 2.09(b). Any such prepayment received by the Lender by 2:00 p.m. on such Optional Prepayment Date shall be applied by the Lender on such Business Day. Any such prepayment received by the Lender after 2:00 p.m. on such Optional Prepayment Date shall be applied by the Lender on the following Business Day. During the Amortization Period, any such prepayment shall be applied to the principal repayment installments in inverse order of maturity.

7.	Amendment to Section 2.07(c)(i). Section 2.07(c)(i) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(i) Change of Control. Upon the occurrence of a Change of Control without the prior written approval of the Lender (which may be given or withheld in the Lender’s sole discretion), the Borrower shall, at the Lender’s option, not later than five (5) Business Days after written demand by the Lender, prepay the outstanding principal amount of the Loans and any unpaid accrued interest at the interest rate applicable to the Loans on such date, and, upon any such demand, all Commitments hereunder shall automatically terminate without further action of the Lender.

8.	Amendment to Section 2.07(c)(ii). Section 2.07(c)(ii) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(ii) Borrowing Base Deficiency.

(A) Following the occurrence of a Borrowing Base Deficiency, the Lender, in its sole discretion, shall have the right, but not the obligation, (x) to deliver one or more subsequent Borrowing Base Deficiency Notices setting forth the Borrowing Base Deficiency as of such date and/or any incremental change in the Borrowing Base Deficiency since the date of any other Borrowing Base Deficiency Notices previously delivered during the Borrowing Base Shortfall Period and/or (y) withdraw any one or more Borrowing Base Deficiency Notices previously delivered.

(B) The Borrower shall, no later than 5:00 p.m. on the fifth (5th) Business Day following the delivery of any Borrowing Base Deficiency Notice, repay outstanding Loans, in a principal amount equal to at least the amount of the Borrowing Base Deficiency specified in such Borrowing Base Deficiency Notice ; provided that, no such repayment shall be required in connection with any Borrowing Base Deficiency Notice if, on the date such Borrowing Base Deficiency Notice is delivered, (x) the Outstanding Aggregate Loan Amount does not exceed the Commitment Amount and (y) the amount of the Borrowing Base Deficiency is less than [***] of the Borrowing Base. For the avoidance of doubt, the Borrower shall not be entitled to borrow or re-borrow hereunder during a Borrowing Base Shortfall Period even if no repayment is required pursuant to the foregoing sentence.

(C) The delivery of any subsequent Borrowing Base Deficiency Notice(s) during a Borrowing Base Shortfall Period shall not operate to extend any period of payment for amounts set forth in any prior Borrowing Base Deficiency Notice or entitle the Lender to any duplicative recovery. To the extent the Borrowing Base Deficiency set forth in a Borrowing Base Deficiency Notice exceeds the Borrowing Base Deficiency set forth in an earlier Borrowing Base Deficiency Notice sent during the same Borrowing Base Shortfall Period, the due date pursuant to paragraph (B) above for such excess shall be calculated based upon the date of the subsequent Borrowing Base Deficiency Notice.

(D) If, on any Business Day during any Borrowing Base Shortfall Period, the Borrower repays outstanding Loans in an amount equal to at least the aggregate amount of the Borrowing Base Deficiency specified in the Borrowing Base Deficiency Notice most recently delivered, all outstanding Borrowing Base Deficiency Notices shall be deemed satisfied and withdrawn.

(E) For the avoidance of doubt, the valuation dispute procedure set forth in Section 2.04(b) shall not operate to extend any period referenced in this Section 2.07(c)(ii) as the date for repayment of the amount of any Borrowing Base Deficiency.

(F) The Lender’s election not to provide notice pursuant to this Section 2.07(c)(ii) at any time when there is a Borrowing Base Deficiency shall not in any way limit or impair the Lender’s right, at any time, to (i) declare an Event of Default, or (ii) deliver such notice at any future time there is a Borrowing Base Deficiency.

9.	Amendment to Section 2.08. Section 2.08 of the Existing Loan and Security Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, if an Event of Default has occurred and is continuing, Borrower shall not be required to deposit into the Collection Account the Minimum Servicing Compensation, and Lender acknowledges and agrees that Borrower’s failure to deposit the Minimum Servicing Compensation into the Collection Account shall not constitute a Default or an Event of Default under this Agreement.

10.	Amendment to Section 2.09(b). Section 2.09(b) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(b) Unless otherwise expressly stated herein, interest on each Loan shall be payable monthly, in arrears, on each Interest Payment Date, including each prepayment made pursuant to Section 2.07(b) (other than prepayment in full of all outstanding Loans) and subsections (ii) and (iii) of Section 2.07(c). Any prepayments of Loans which are required to be accompanied by payment of accrued interest on the date prepaid shall also be accompanied by any amounts owing pursuant to Section 3.04.

11.	Amendment to Section 2.11(b). Section 2.11(b) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(b) Notwithstanding this Section 2.11 or any other provision of this Agreement, if the Lender notifies the Borrower that the Lender is unable to determine LIBOR due to the discontinuation of LIBOR and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to enter into a written amendment of the applicable provisions of this Agreement to reference an alternative to LIBOR, with due consideration being given at such time to the benchmark interest rates(s) and index(es) then being referenced by the Lender and other lenders in the bank loan market in credit facilities similar to the credit facilities under this Agreement or any selection, endorsement or recommendation by any relevant Governmental Authority with respect to such facilities. Such amendment may also include an adjustment to the Applicable Margin (which may be a positive or negative value) as may be agreed between the Lender and the Borrower, in each case giving due consideration to any evolving or then existing convention for U.S. dollar denominated credit facilities similar to the credit facilities under this Agreement for such adjustments, which may include any selection, endorsement or recommendation by any relevant Governmental Authority with respect to such facilities for the applicable alternate benchmark rate. Until any such amendment shall have become effective, the applicable interest rate shall be determined in accordance with Section 2.11(a) above.

12.	Amendment to Section 2.14(c). Section 2.14(c) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(c) As conditions precedent to any such extension, (i) the Borrower shall deliver to the Lender a certificate of the Borrower, dated as of the acceptance of such extension by the Lender, signed by a Responsible Officer of the Borrower, which certificate shall certify (A) to and attach the resolutions adopted by the Borrower approving or consenting to such extension, the current organizational documents of the Borrower (or confirm no changes since previously certified to by the Borrower) and current incumbencies for the officers executing any documents in connection with such extension, and (B) that, before and after giving effect to such extension, (1) the representations and warranties set forth in Article VI are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects), and (2) no Default or Event of Default is in existence, and (b) the Borrower shall pay to the Lender an extension fee in the amount of the lesser of (i) [***] or (ii) [***] of the Commitment Amount then in effect in immediately available funds. Upon satisfaction of the foregoing conditions, (x) the period referenced in clause (i) of the definition of “Availability Period” shall be for the period of thirty-six months commencing on July 10, 2019, and (y) the date referenced in clause (i) of the definition of “Maturity Date” shall be automatically extended to the date that is five (5) years after the first day of the extended Availability Period. This Section shall supersede any provisions in Section 11.02 to the contrary.

13.	Amendment to Section 3.02. Section 3.02 of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.02 Illegality. If the Lender determines that as a result of any Change in Law, it becomes unlawful, or that any Governmental Authority asserts that it is unlawful, for the Lender to make, maintain or fund Loans based upon LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or maintain Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay all such Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans, in each case unless (i) the Borrower agrees to pay interest at the Base Rate plus the Applicable Margin as in effect from time to time or (ii) the Lender and the Borrower enter into a written amendment incorporating an alternative to LIBOR pursuant to Section 2.11(b). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

14.	Amendment to Section 10.01(a). Section 10.01(a) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Borrower shall fail to pay (i) any principal of any Loan when due, whether at stated maturity, by acceleration, by notice of optional prepayment, by mandatory prepayment (including, without limitation, pursuant to Section 2.07(c)(i)) or otherwise; (ii) any interest on any Loan, or any fee or other amount payable hereunder or under any other Loan Document when due and such failure remains unremedied for a period of [***];

15.	Amendment to Section 11.01(a)(ii). Section 11.01(a)(ii) of the Existing Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

If to the Lender, to it at Federal Home Loan Mortgage Corporation, 1551 Park Run Drive, McLean, VA 22102, Attention: Director, Direct Lending Program (Telephone No. 571-382-5701; E-mail: ICM_MSR@FreddieMac.com); with a copy to: Federal Home Loan Mortgage Corporation, 8200 Jones Branch Drive, Legal Division, McLean, VA 22102, Attention: Jeffrey P. Marston, Vice President and Deputy General Counsel Single Family Real Estate (Telephone No. 703-903-2383; E-mail: Jeffrey_marston@freddiemac.com).

16.	Additional Representations, Warranties and Certifications. The Borrower hereby represents, warrants and certifies to the Lender, as of the date hereof:

a.

The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Borrower;

b.

This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (whether enforcement is sought by proceedings in equity or at law);

c.	Before and after giving effect to this Amendment:

(i)

Each of the representations and warranties set forth in Article VI of the Existing Loan and Security Agreement are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date);

(ii)	There is no Default or Event of Default in existence, nor would a Default or Event of Default result after giving effect to this Amendment;

(iii)

The resolutions adopted by the Borrower pursuant to that certain Secretary’s Certificate dated as of April 2, 2018 and attached thereto as Exhibit D are in full force and effect as of the Amendment Effective Date and have not been modified, amended or rescinded as of the Amendment Effective Date, and such resolutions satisfy the requirement of the Borrower under Section 2.14(c) of the Existing Loan and Security Agreement to provide resolutions approving or consenting to the extension of the Availability Period and Maturity Date pursuant to this Amendment; and

(iv)

Consistent with Section 7.21(a) of the Existing Loan and Security Agreement, as of the Amendment Effective Date (defined below) the unpaid principal balance of the Covered Mortgage Loans is not more than [***] of the aggregate unpaid principal balance of all Agency mortgage loans for which the Borrower is the servicer.

17.	Extension Request; Conditions to Effectiveness of this Amendment.

a.

Pursuant to Section 2.14 of the Existing Loan and Security Agreement, the Lender hereby agrees to extend the Availability Period and the Maturity Date to July 10, 2022 and July 10, 2024, respectively; provided that, this Amendment shall become effective on the Amendment Effective Date set forth above which shall be the date upon which the following conditions precedent have been satisfied or expressly waived:

(i)	The Lender has received from the Borrower a counterpart of this Amendment signed on behalf of the Borrower;

(ii)	The Lender has received from the Borrower a certificate in the form of Exhibit 1 attached hereto, signed by a Responsible Officer of the Borrower; and

(iii)

The Lender has received from the Borrower, on or before the Amendment Effective Date, the extension fee in the amount of the lesser of (i) [***] or (ii) [***] of the Commitment Amount as of the Amendment Effective Date.

18.

Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan and Security Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Except as specifically amended by this Amendment, all Loan Documents shall continue in full force and effect and are hereby ratified and reaffirmed in all respects. The Borrower hereby agrees, with respect to each Loan Document to which it is a party, that (i) all of its obligations, liabilities and indebtedness under such Loan Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Loan and Security Agreement and the other Loan Documents.

19.

Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

20.

Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

21.

GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY

SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGE FOLLOWS]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused their names to be signed to this Amendment No. 2 to the Loan and Security Agreement by their respective officers thereunto duly authorized as of the Amendment Effective Date.

FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC, in its capacity as Lender

By:	/s/ John Glessner
Name: JOHN GLESSNER Title: SVP-ALM

CALIBER HOME LOANS, INC., as Borrower

By:
Name: Title:

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused their names to be signed to this Amendment No. 2 to the Loan and Security Agreement by their respective officers thereunto duly authorized as of the Amendment Effective Date.

FEDERAL HOME LOAN MORTGAGE CORPORATION, also known as FREDDIE MAC, in its capacity as Lender

By:
Name: Title:

CALIBER HOME LOANS, INC., as Borrower

By:	/s/ Vasif Imtiazi
Name: Vasif Imtiazi Title: SVP, Deputy CFO

EXHIBIT 1 TO AMENDMENT NO. 2

CERTIFICATE

Federal Home Loan Mortgage Corporation

1551 Park Run Drive

McLean, VA 22102

Attention: Director, Direct Lending Program

Re:	Request for Extension of Availability Period

Reference is made to the Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), dated as of April 2, 2018, as amended by Amendment No. 1 to the Loan and Security Agreement, dated as of March 13, 2019, and Amendment No. 2 to the Loan and Security Agreement, dated as of July 10, 2019 (“Amendment No. 2”), by and between Caliber Home Loans, Inc. (the “Borrower”) and the Federal Home Loan Mortgage Corporation, also known as Freddie Mac (the “Lender”). Terms defined in this Extension Certificate and not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

Pursuant to Section 2.14 of the Loan and Security Agreement, the Borrower has requested an extension of the Availability Period and of the Maturity Date to July 10, 2022 and July 10, 2024 respectively (the “Extension”). Attached hereto as Exhibit A are true and complete copies of (i) the current organizational documents of the Borrower (or confirmation that there are no changes to the organizational documents previously certified by the Borrower) and (ii) current incumbencies for the officers executing any documents in connection with the Extension, including without limitation Amendment No. 2.

The undersigned Responsible Officer of the Borrower has caused the provisions of the Loan and Security Agreement and Amendment No. 2 to be reviewed and certifies to the Lender as follows, with the intent that the statements made herein shall be deemed to be representations and warranties made in a document for the purposes of Section 6.10 of the Loan and Security Agreement:

(a)

Each of the representations and warranties set forth in Article VI of the Loan and Security Agreement are true and correct in all material respects (unless any such representation and warranty is qualified by materiality and then, in such case, the accuracy of such representation and warranty in all respects) as of the date hereof (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true or correct as of such date); and

(b)	There is no Default or Event of Default in existence, nor will a Default or Event of Default result after giving effect to Amendment No. 2.

SIGNATURE PAGE FOLLOWS

The undersigned has caused this Certificate to be executed and delivered by its duly authorized Responsible Officer this 10th day of July, 2019.

CALIBER HOME LOANS, INC., as the Borrower

By:
Name: Title:

EXHIBIT A

ORGANIZATIONAL DOCUMENTS AND INCUMBENCIES